As Filed With the Securities and Exchange Commission on August 28, 2006

                                                     Registration No. 333-121863
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                 Amendment No. 5

             Registration Statement Under the Securities Act of 1934

                               YACHT FINDERS, INC.
                 (Name of Small Business Issuer in Its Charter)

          DELAWARE                           5551                76-0736467
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

2308-C Kettner Blvd., San Diego, CA 92101                       (619) 232-1001
(Address of Principal Executive Offices)                      (Telephone Number)

            Karen Batcher
          4190 Bonita Road
          Bonita, CA 91902                                      (619) 475-7882
(Name and Address of Agent for Service)                       (Telephone Number)

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
   Title of Each                                                           Proposed Maximum
 Class of Securities               Amount to be     Proposed Offering     Aggregate Offering        Amount of
  to be Registered                  Registered      Price Per Unit (1)         Price (2)        Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value to
be sold by selling shareholders       139,000            $0.50                 $ 69,500              $ 8.18

Common Stock $.0001 par value to
be sold by the company              1,000,000            $0.50                 $500,000              $58.85
----------------------------------------------------------------------------------------------------------------
TOTAL                               1,139,000            $0.50                 $569,500              $67.03
================================================================================================================

(1) Fixed offering price was set by the selling shareholders until securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                               YACHT FINDERS, INC.
                        1,139,000 SHARES OF COMMON STOCK

This is our initial public offering. We are registering a total of 1,139,000 shares of our common stock. Of the shares being registered, 139,000 are being registered for sale by the selling shareholders, and 1,000,000 are being registered for sale by the Company. All of the shares being registered for sale by the Company will be sold at a price per share of $0.50 for the duration of the offering on a "self-underwritten" basis. See section entitled "Plan of Distribution" for a detailed discussion of the exemptions and registrations we will be relying on for this offering. The selling shareholders will sell their shares at a price per share of $0.50 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange.

We will not receive any proceeds from the sale of any of the 139,000 shares by the selling shareholders. We will be selling all of the 1,000,000 shares of common stock we are offering as a self underwritten offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. This offering will terminate on the earlier of the sale of all of the 1,139,000 shares offered or 180 days after the date of the prospectus.

There is no established public market for our common stock and we have arbitrarily determined the offering price. Our Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted or that any market for our stock will ever develop.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                                                 Number
                            Underwriting      Per Share        Per Share        of Shares
            Per Share      discounts and      Proceeds         Proceeds         Available
         Price to public    commissions      to Company     to Shareholders     For Sale
         ---------------    -----------      ----------     ---------------     --------
          $   0.50             $0.00          $   0.50          $  0.00         1,000,000
          $   0.50             $0.00          $   0.00          $  0.50           139,000

Total     $569,500             $0.00          $500,000          $69,500         1,139,000

               The date of this Prospectus is ________ __, 200__.

                                TABLE OF CONTENTS

SUMMARY .....................................................................  3
RISK FACTORS ................................................................  4
FORWARD LOOKING STATEMENTS ..................................................  7
USE OF PROCEEDS .............................................................  8
DETERMINATION OF OFFERING PRICE .............................................  9
DILUTION ....................................................................  9
SELLING SECURITY HOLDERS .................................................... 11
PLAN OF DISTRIBUTION ........................................................ 13
LEGAL PROCEEDINGS ........................................................... 17
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS .......................... 17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............. 20
DESCRIPTION OF SECURITIES ................................................... 20
INTEREST OF NAMED EXPERTS AND COUNSEL ....................................... 21
SECURITIES ACT INDEMNIFICATION DISCLOSURE ................................... 21
ORGANIZATION WITHIN LAST FIVE YEARS ......................................... 21
DESCRIPTION OF BUSINESS ..................................................... 22
PLAN OF OPERATION ........................................................... 27
DESCRIPTION OF PROPERTY ..................................................... 31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................. 31
MARKET FOR COMMON EQUITY AND OTHER SHAREHOLDER MATTERS ...................... 31
EXECUTIVE COMPENSATION ...................................................... 32
FINANCIAL STATEMENTS ........................................................ 32
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE ........................................................ 32

SUMMARY

Yacht Finders, Inc. was incorporated in Delaware on August 15, 2000 as Sneeoosh Corporation. On October 20, 2000 the company filed an amended Certificate of Incorporation to change the name to Snohomish Corporation. On April 15, 2003 the company filed a subsequent amendment to change the name to Yacht Finders, Inc. The company was incorporated by its resident agent and had no operations from the time of its original formation in August 2000 until Mr. Greenwood was elected and began initial operations in pursuit of the company's current business plan goals. While we are in our development stage, we have commenced our initial operations and our business plan includes the generation of revenues within twelve to eighteen months. We plan to create a database on our website for yacht brokers and individual buyers and sellers to search for, locate and interface immediately with prospective leads. We intend to provide customers with multiple benefits including yachting and boating merchandise and supplies, comprehensive resource information, insurance and funding options and other related services. The principal executive offices are located at 2308-C, Kettner Blvd., San Diego, CA 92101. The telephone number is (619) 232-1001.

We received our initial funding of $14,400 through the sale of 139,000 common stock shares to 49 non-affiliated private investors from July 2003 until October 2003, and 5,000,000 shares to Geoffrey Greenwood, the company's director, in April 2003.

From inception until the date of this filing we have been in our development stage, we have recently commenced our initial operations and our business plan includes the generation of revenues within twelve to eighteen months. Our audited financial statements for the year ended December 31, 2005 and the reviewed report for the six months ended June 30, 2006 report a cash balance of $483, no revenues and a cumulative net loss since inception of $29,917.

OFFERING

Securities Being Offered   1,139,000 shares of common stock,  1,000,000 which we
                           are offering, and 139,000 which are being offered by the selling shareholders. All shares will be offered at a price of $0.50 per share. This offering will terminate on the earlier of the sale of all of the 1,139,000 shares or 180 days after the date of the prospectus.

Price per share            $0.50 as determined by the selling shareholders.  The
                           selling  shareholders  will  sell  their  shares at a
                           fixed  price per share of $0.50  until our shares are
                           quoted  on the Over the  Counter  Bulletin  Board and
                           thereafter   at   prevailing   market  prices  or  in
                           privately negotiated transactions.  All of the shares
                           being registered for sale by the company will be sold
                           at a fixed price per share of $0.50 for the  duration
                           of the offering.
Securities Issued
and Outstanding            5,139,000  shares of  common  stock  are  issued  and
                           outstanding before the offering and 6,139,000 will be outstanding after the offering.

Registration costs         We estimate our total offering  registration costs to
                           be $5,000. If we experience a shortage of funds prior
                           to funding,  our  director has  informally  agreed to
                           advance funds to allow us to pay for offering  costs,
                           filing   fees,    and    correspondence    with   our
                           shareholders, however, our director has no formal commitment or legal obligation to advance or loan funds to the company.

RISK FACTORS

This section includes all the material risk factors associated with this offering and investors in Yacht Finders should carefully consider each prior to making an investment in our stock: WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE BEGUN TAKING STEPS IN FURTHERANCE OF OUR BUSINESS PLAN. WE EXPECT TO INCUR OPERATING LOSSES FOR THE NEXT TWELVE MONTHS. IF OUR LOSSES EXCEED OUR ABILITY TO GENERATE CONTINUED FUNDING, WE MAY BE UNABLE TO CONTINUE OPERATIONS AND WILL CEASE ANY ACTIVITY; THEREFORE YOU COULD LOSE YOUR ENTIRE INVESTMENT.

     Since inception, we have not earned any revenue and do not anticipate earning any revenue over the next twelve months. We intend to take the steps necessary to develop our business plan over the next twelve months as we incur additional operating expenses. Management plans to complete all of our business plans steps over the next twelve months, but if we receive only partial funding, we will continue our operations at a reduced level. If no funding is generated, we will be unable to continue operations.

OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK.

     As described in Note 1 of our accompanying financial statements, our cumulative losses to date of $29,917 and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no revenues or profits.

YACHT FINDERS HAS NO SALES, PROVEN MARKET, OR CONSUMER DEMAND. WITHOUT SIGNIFICANT USER DEMAND FOR OUR SERVICE, THE COMPANY COULD HAVE CONTINUED NEGATIVE CASH FLOW AND BE UNABLE TO REMAIN IN BUSINESS.

     The lack of a proven market for our service means that the true market for it may be minor or nonexistent. This could result in little or no revenue.

OUR BUSINESS STRATEGY REQUIRES US TO RAISE CASH OF $500,000. WITHOUT THIS FUNDING, WE COULD REMAIN AS A DEVELOPMENT STAGE COMPANY WITH NO REVENUES OR PROFITS AND MAY BE ONLY PARTIALLY SUCCESSFUL OR COMPLETELY UNSUCCESSFUL IN IMPLEMENTING OUR BUSINESS PLAN, RESULTING IN OUR SHAREHOLDERS LOSING PART OR ALL OF THEIR INVESTMENT.

     We intend to raise $500,000 in funding (net of $495,000 after offering fees) in order to finance our operations. We believe the most likely source of our funding is through a future sale of common stock in order to complete our current business plan. We have not yet identified any specific individuals or entities needed to provide our funding. Without this funding, we could remain as a start-up company accomplishing only the initial phase of our operations. If we use equity capital as a source of funding, potential new shareholders may be unwilling to accept either the likely dilution of their per share value or the high level of risk involved with our unproven services. Without this funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

ALL 1,000,000 SHARES BEING REGISTERED FOR SALE BY THE COMPANY WILL BE SOLD AT A FIXED PRICE PER SHARE OF $0.50 FOR THE DURATION OF THE OFFERING. THE 139,000 SHARES BEING REGISTERED FOR SALE BY THE SELLING SHAREHOLDERS WILL BE OFFERED AT A FIXED PRICE OF $0.50 PER SHARE UNTIL THE COMMON STOCK IS QUOTED ON THE OTC BULLETIN BOARD AND THEREAFTER AT PREVAILING MARKET PRICES, WHICH COULD BE AT A PRICE LOWER THAN THE COMPANY IS REQUIRED TO SELL THEIR SHARES FOR.

     Once the shares are quoted on the OTC Bulletin Board the selling shareholders may sell their shares directly into any market created and at prices that will be determined by market conditions. If the shareholders choose to sell their shares at a price less than the fixed price of $0.50 that the company must offer their shares for, this could have an adverse effect on the company's ability to sell any shares resulting in limited or no capital being raised for the business plan. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange.

OUR COMPETITORS, SUCH AS YACHTCOUNCIL, YACHTWORLD AND BOATFINDERONLINE, HAVE BEEN IN BUSINESS LONGER THEN WE HAVE AND HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH CUSTOMER MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LOWER LEVELS OF REVENUE THAN OUR BUSINESS PLAN ANTICIPATES.

     In our development stage, we will have size and market share disadvantages as we attempt to implement our marketing plan. Once our service is developed, we plan to market it to yacht brokers, public yacht buyers, yacht owners and yacht enthusiasts via the Internet. Without sufficient sales volume, it is possible that we may not become a competitive force in our industry.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     We are not registered on any public stock exchange, however, we plan to contact a market maker to be quoted on the OTC Electronic Bulletin Board, but there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange. We do not know when we will be able to obtain a quote for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

OUR SOLE DIRECTOR/OFFICER BENEFICIALLY OWNS 97% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, AFTER THE PROPOSED OFFERING HE WILL OWN 81% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the controlling amount of his share ownership in our company, if our sole director/officer decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If our director/officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act.

OUR DIRECTOR/OFFICER BENEFICIALLY OWNS 97% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, AFTER THE PROPOSED OFFERING, HE WILL OWN 81% OF THE OUTSTANDING SHARES. HE WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of his share ownership in our company, our sole director/officer will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

THE CURRENT OFFICER, GEOFFREY GREENWOOD, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 10 TO 12 HOURS PER WEEK TO COMPANY MATTERS, AND AT THE SAME TIME, HE IS INVOLVED IN OTHER BUSINESS ACTIVITIES. YACHT FINDERS' NEEDS FOR HIS TIME AND SERVICES COULD CONFLICT WITH HIS OTHER BUSINESS ACTIVITIES. THIS POSSIBLE CONFLICT OF INTEREST COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE YACHT FINDERS' AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

     Yacht Finders has not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or may arise with Mr. Greenwood's services, however, Mr. Greenwood has verbally agreed to limit his role in all other business activities and devote full time services to Yacht Finders after we raise sufficient capital and are able to provide officers' salaries per our business plan. Per our business plan, we have budgeted $10,000 per month for Mr. Greenwood's salary after we raise funds from our proposed offering. If we are unable to receive our full amount of funding the officers' salary will be adjusted accordingly.

OUR SOLE OFFICER AND DIRECTOR IS OUR ONLY EMPLOYEE AND HE DOES NOT HAVE SPECIFIC EXPERIENCE IN THE YACHT BROKERING BUSINESS. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE YACHT FINDERS' AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

     While Mr. Greenwood has experience in developing online commercial web sites he does not have specific experience in the yacht brokering business. His inability to properly manage the affairs of the company due to lack of experience in the yachting industry could materially impact our ability to generate future revenue and profit.

AS OF THE DATE OF THIS FILING, WE HAVE NOT APPLIED FOR COPYRIGHT PROTECTION FOR OUR SOFTWARE. WE ARE CONSIDERING FILING FOR COPYRIGHT PROTECTION OF OUR SOFTWARE, HOWEVER, AS OF THE DATE OF THIS FILING WE HAVE TAKEN NO STEPS TO FILE FOR COPYRIGHT PROTECTION, AND HAVE NO SET DATE FOR THAT POSSIBLE FILING.

     Without copyright protection, we expose Yacht Finders to the possibility that competitors may create similar software that duplicates many or all of the features we intend to offer our customers. This could materially reduce our potential revenues and profits.

OUR MANAGEMENT IS COMMITTED TO USE THE PROCEEDS FROM OUR PROPOSED OFFERING FOR THE BENEFIT OF THE COMPANY AND ADVANCING OUR BUSINESS PLAN, HOWEVER, SUCH USES MAY NOT YIELD A FAVORABLE RETURN.

     Management has committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond their control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses, such as compensation in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. If we sell all shares of common stock offered by the company in this prospectus, we will receive net proceeds of $495,000.

The table below shows how proceeds from this offering would be used during the twelve months after the offering based upon management's business plan estimates.

     Total shares offered                      1,000,000
     Percent of total shares offered                 100%
     Shares sold                               1,000,000

     Gross proceeds from offering                500,000
     Less: offering expenses                       5,000
                                               ---------
     Net proceeds from offering                  495,000

     Use of net proceeds
     Management Salaries                         120,000
     Equip & Furniture                            62,600
     Website                                      58,000
     Marketing                                    80,000
     Travel                                       65,000
     Office expenses & supplies                  109,400

The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. These revised estimates are contingent upon reduced funding levels and are based upon management's business plan estimates for the twelve months after receiving funding.

     Total shares offered                     1,000,000           1,000,000
     Percent of total shares offered                 30%                 60%
     Shares sold                                300,000             600,000

     Gross proceeds from offering               150,000             300,000
     Less: offering expenses                      5,000               5,000
                                              ---------           ---------
     Net proceeds from offering                 145,000             295,000

     Use of net proceeds
     Management Salaries                              0              48,000
     Equip & Furniture                           24,000              36,000
     Website                                     58,000              58,000
     Marketing                                   19,600              40,000
     Travel                                      12,500              31,400
     Office expenses & supplies                  30,900              81,600

It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 1,000,000 shares offered will be sold. If fewer than all of the shares are sold, we may ultimately need to modify our business plan and introduction of services into the market may be delayed. We have determined the amount of funding we would require to implement the minimum form of our business plan would be 30%. There can be no assurance that any delay or modification will not adversely affect our development and ultimately our chance of success.

The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering based upon our current plans and prevailing economic and industry conditions and assumes that we are able to sell the number of the shares set forth in each column above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended, but any changes would be limited to making adjustments among the uses indicated. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the yacht brokerage industry and the environment in which we operate, and regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no assurance that one or more of such events will not occur.

DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $0.50 per share. The price was arbitrarily set based upon their collective judgment as to a price per share they were willing to accept. All 1,000,000 shares being registered for sale by the company will be sold at a fixed price per share of $0.50 for the duration of the offering. The 139,000 shares being registered for sale by the selling shareholders will be offered at a fixed price of $0.50 per share until the common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange.

DILUTION

Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value at December 31, 2005 was -$8,594 or $NIL per share of common stock. Dilution per share represents the difference between the offering price of $0.50 per share and the net tangible book value per share of common stock, as adjusted, immediately after this offering.

Prior to the completion of the offering, our net tangible book value was -$8,594. After giving effect to a 100% completion of the offering and after deducting offering expenses estimated to be $5,000, our pro forma net tangible book value will be $486,406 or $0.08 per share. This represents an immediate increase in pro forma net tangible book value of $0.08 per share to existing stockholders and an immediate dilution of $0.42 per share, or approximately 84% of the offering price, to investors purchasing shares of common stock in the offering, or should the offering be only 60% or 30% subscribed, the immediate dilution would be respectively 90% and 95%.

     Public offering Price per share                                   $0.50
     Net Tangible Book Value per share before offering                  $NIL
     Increase Per Share attributable to sale of these shares           $0.08
     Pro-Forma Net Tangible Book Value after offering                  $0.08
     Dilution per share to Public Investors                            $0.42

The following table summarizes as of the date of this prospectus, the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares. For purposes of this table, the sale to the public of these shares is assumed to have taken place.

                          Shares Purchased    Total Consideration Paid   Average
                         Number    Percent     Amount         Percent    Per Sh
                         ------    -------     ------         -------    ------
Existing Shareholders  5,139,000       84     $  14,400          2.8     $  NIL
New Investors          1,000,000       16     $ 500,000         97.2     $ 0.50
                       ---------    -----     ---------        -----     ------
Total                  6,139,000      100     $ 514,400          100     $ 0.08
                       =========    =====     =========        =====     ======

The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales of the shares being achieved.

Shares outstanding prior to offering               5,139,000

Total shares offered                               1,000,000        1,000,000
Shares sold                                          300,000          600,000
Public offering price                             $     0.50       $     0.50

Per share increase attributable to
new investors                                     $     0.03       $     0.05
NTBV per share prior to offering                  $      NIL       $      NIL
                                                  ----------        ---------
Post offering pro forma NTBV per share            $     0.03       $     0.05
Dilution to new investors                         $     0.47       $     0.45
Percent of dilution of the offering price                 95%              90%

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering 139,000 shares of the common stock offered through this prospectus. The shares were acquired from us in an offering that was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, and completed in October 2003.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are to be offered for each;
     3. The total number of shares that will be owned by each upon completion of the offering;
     4. The percentage owned by each; and 5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 5,139,000 shares outstanding as of the date of this prospectus.

                               Shares      Total of     Total     Percent
                             Owned Prior    Shares      Shares     Owned
     Name of                  To This      Offered      After      After
Selling Shareholder           Offering     For Sale    Offering   Offering
-------------------           --------     --------    --------   --------
Aberdeen Capital Strategies
John Williams, Principal        1,000       1,000          0          0      *
Danny Barr                     10,000      10,000          0          0      *
Brigadoon Investments
 Marco Montanari, Principal    10,000      10,000          0          0      *
Ted Burylo                      1,000       1,000          0          0      *
Robert Chong                    1,000       1,000          0          0      *
Andrew Coldicutt                1,000       1,000          0          0      *
Patti Coldicutt                 1,000       1,000          0          0      *
Crystal Overseas Trading
 Gabriela Krug, Principal      10,000      10,000          0          0      *

Maureen Elliott                 1,000       1,000          0          0      *
Ashiff Gorindji                 2,500       2,500          0          0      *
Rishman Hajee                   1,000       1,000          0          0      *
Lahra Haji                      2,000       2,000          0          0      *
Justen Harcourt                 1,000       1,000          0          0      *
Dean Husarik                    1,000       1,000          0          0      *
Henry Ip                        1,000       1,000          0          0      *
Shafiz Jinnah                   2,500       2,500          0          0      *
Farzana Kanji                   1,000       1,000          0          0      *
Nisha Lakhani                   1,000       1,000          0          0      *
Salinas Guerrero Leonardo       1,000       1,000          0          0      **
Ron Liu                         1,000       1,000          0          0      *
Blaine Lodomez                  1,000       1,000          0          0      *
Stanley Ma                      1,000       1,000          0          0      *
Daniel Maarsman                 1,000       1,000          0          0      *
Nancy Maarsman                  1,000       1,000          0          0      *
Harjit Mand                     2,000       2,000          0          0      *
Ariff Manji                     1,000       1,000          0          0      *
Azmina Manji                    2,000       2,000          0          0      *
Malik Manji                     1,000       1,000          0          0      *
Yasmin Merali                   2,500       2,500          0          0      *
Ybarra Sanchez Mercedes         1,000       1,000          0          0      **
Shairoz Mithani                 5,000       5,000          0          0      *
Esther Mui                      1,000       1,000          0          0      *
John Mui                        1,000       1,000          0          0      *
Andre Padovani                  1,000       1,000          0          0      **
Michan Padovani                 1,000       1,000          0          0      **
Joseph Polack                   1,000       1,000          0          0      *
Atif Rajan                      1,500       1,500          0          0      *
Torres Diaz Rodolfo             1,000       1,000          0          0      **
Altaf Shariff                   1,000       1,000          0          0      *
Alnur Shivji                    2,000       2,000          0          0      *
Stockworks USA Capital
 Andrew Coldicutt, Principal    1,000       1,000          0          0      *
Tradewinds Investments
 Martin Christen, Owner        50,000      50,000          0          0      *
KC Tsirigotis                   3,000       3,000          0          0      *
Hanifa Virani                   1,000       1,000          0          0      *
Robert Woods                    1,000       1,000          0          0      *
Norman Yip                      1,000       1,000          0          0      *
Wilfred Yu                      1,000       1,000          0          0      *
Araceli Zamora Duenas           1,000       1,000          0          0      **

----------
* Selling shareholder is a business acquaintance of Dal Grauer, former director of the Issuer from inception to 2003 and current promoter.
** Selling shareholder is a business acquaintance of Geoffrey Greenwood, current director and promoter.

To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Yacht Finders or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
     2.   Are broker-dealers or affiliates of broker dealers; or
     3.   Has ever been an officer or director of Yacht Finders.

PLAN OF DISTRIBUTION

Yacht Finders is bearing all costs relating to the registration of the common stock. While we have no formal agreement to provide funding with our director, he has verbally agreed to advance additional funds in order to complete the registration statement process. There has been no discussion or agreement as to any limitation being placed on the amount of the funds the director will provide, nor any arrangement regarding the company's paying back any funds that are advanced.

If the company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock". For the purposes relevant to Yacht Finders, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

SHARES BEING OFFERED BY THE COMPANY

We will conduct the sale of the shares we are offering on a self-underwritten basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. All the shares of our common stock that are being registering for sale by the company will be sold at a price per share of $0.50. There can be no assurance that we will sell all or any of the shares offered. We have no arrangements or guarantees that we will sell any shares. All subscription checks shall be made to the order of Yacht Finders, Inc. Our offering will terminate on the earlier of the sale of all of the shares or 180 days after the date of the prospectus.

This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Geoffrey Greenwood, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Greenwood will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer:

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     c. Our officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and
     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director and control person does not intend to purchase any shares in this offering.

While we do not anticipate utilizing any registered securities broker-dealers in connection with any sales of the shares and have no arrangements to use any broker-dealers, we may, in our discretion, accept subscriptions for shares through broker-dealers that are members of the National Association of Securities Dealers, Inc. and are willing to, in connection with such sale, pay a commission of up to 10% of the price of each share sold. No officers or directors shall receive any commissions or compensation for their sales of the shares pursuant to the terms hereof. In the event we engage a broker-dealer to distribute our shares, and the broker-dealer is acting as underwriter, we will be required to file a post effective amendment identifying the underwriter, discussing the underwriting agreement and file the agreement as an exhibit to the amended registration statement.

SHARES BEING OFFERED BY THE SELLING SHAREHOLDERS

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

     1. on such public markets or exchanges as the common stock may from time to time be trading;
     2.   in privately negotiated transactions; or
     3.   in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.50. The price of $0.50 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. WHILE WE PLAN TO HAVE OUR SHARES LISTED ON THE OTC BULLETIN BOARD THERE IS NO ASSURANCE THAT OUR SHARES WILL BE APPROVED FOR LISTING ON THE OTC OR ON ANY OTHER LISTING SERVICE OR EXCHANGE.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resale by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. Yacht Finders will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this prospectus. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange. Yacht Finders anticipates once the shares are quoted on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.50 per share until the common stock is quoted on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. Yacht Finders cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. Yacht Finders does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by the shareholder. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock will be borne by the selling shareholders or other party selling the common stock. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, Yacht Finders will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law. Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Yacht Finders common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Yacht Finders common stock.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

LEGAL PROCEEDINGS

Yacht Finders is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


The director and officer of Yacht Finders, whose one year term will expire on 4/15/06 04/15/07, or at such time as his successor(s) shall be elected and qualified is as follows:


Name & Address            Age     Position    Date First Elected    Term Expires
--------------            ---     --------    ------------------    ------------
Geoffrey L. Greenwood     31      President,       4/15/03             4/15/06
2308-C, Kettner Blvd.             Secretary,
San Diego, CA 92101               Treasurer,
                                  Director
Dal N.R. Grauer           61      Promoter         8/15/00               N/A
1169 Crow Road, RR 23
Roberts Creek, BC  V0N 2W3

Each of the foregoing persons may be deemed a "promoter" of Yacht Finders, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been appointed and qualified.

The director and officer currently handles a minor amount of administrative functions and has been responsible for completing the first two phases of our software system. The officer currently devotes 10-12 hours per week to the business of the company and intends to work on a full time basis when we raise capital of $495,000, net of offering costs.

Our president and chief executive officer, Mr. Geoffrey Greenwood, is also the President of Focalscape, Inc., a privately held media design firm in San Diego, CA. Although Mr. Greenwood is active in our management, he does not devote his full time and resources to our business. Because Mr. Greenwood has these divided responsibilities, he may not be able to devote enough time to properly execute our business plan, which could result in missed business opportunities and worse than expected operating results. We have not formulated a plan to resolve any possible conflicts that may arise between our needs for Mr. Greenwood's services and his other business responsibilities. Currently Mr. Greenwood does not have an employment agreement with the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUME

GEOFFREY L. GREENWOOD

WORK HISTORY

YACHT FINDERS, INC. - SAN DIEGO, CA
President 2003 - Present
Yacht Finders, Inc. intends to market and sell its internet based yacht locating and brokering services to brokers seeking to streamline their marketing and research efforts, and manage customer information more efficiently. Yacht Finders' objective is to create a database for public buyers and yacht brokers to interface immediately with each other while capturing the benefits of targeting a larger market.

     *    Managing all publication for our upcoming monthly digest.
     * Developing of web technologies for Yacht Finders Guide, including a Yacht MLS listing service.
     * Developing broker software application for sales and management efforts.

FOCALSCAPE, INC.- SAN DIEGO, CA


President / Creative Director 1999 - 2004  Current


Focalscape is a multimedia design firm that provides the following services to its clients; web site design, flash design, multimedia presentations, interactive cd-rom's, kiosk development, web portal design and development, e-commerce and e-learning applications, web hosting, email services, intranet development, DVD authoring and production, motion and title graphics, 3D animation, editing, Mpeg and video compression.

     *    Responsible for accounts and talent management.
     *    Provided solutions for client sales efforts.

LA JOLLA GROUP - SAN DIEGO, CA
Art Director 1997 - 2002 The La Jolla Group is an advertising agency.

     *    Worked on several accounts.
     * Managed the creative efforts for junior and senior designers on staff along with freelance talent.

LASER EXPRESS, INC. - SAN DIEGO, CA
Creative Director 1995 - 1997
Laser Express, Inc. is
Laser Express is a printing facility.

     * Led the creative department responsible for developing marketing materials for Technology, Entertainment, Education, and the Service Industry.

EDUCATION
1994 - 1995 Platt College - San Diego, CA
A.A. Degree Multimedia/Graphic Design

DAL N.R. GRAUER

WORK HISTORY

YACHT FINDERS, INC. - SAN DIEGO, CA

President and director of Yacht Finders, Inc. (formerly Sneeoosh Corporation and Snohomish Corporation) from 2000 to 2003 and currently a Promoter of Yacht Finders since the company's inception in 2000.

SELF-EMPLOYED BUSINESS CONSULTANT - VANCOUVER,  BRITISH COLUMBIA

From 2003 to 2005, Mr. Grauer worked as a self-employed business consultant to Canadian and US companies.

SPECIALTY TECHNICAL PUBLISHERS, INC. - NORTH VANCOUVER, BRITISH COLUMBIA

From 2005 to the present, Mr. Grauer has worked as an account manager with Specialty Technical Publishers, a publisher of regulatory compliance manuals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Yacht Finders' voting securities by our officer, director and major shareholder as well as those who own beneficially more than five percent of Yacht Finders' common stock as of the date of this prospectus:

Title Of                Name &                     Amount &              Percent
 Class                 Address                  Nature of owner           Owned
 -----                 -------                  ---------------           -----
Common          Geoffrey L. Greenwood              5,000,000 (a)           97%
                2308-C, Kettner Blvd.
                San Diego, CA 92101

Total Shares Owned by the Officer & Director       5,000,000               97%

----------
(a) Mr. Greenwood received 5,000,000 shares of the company's common stock on April 15, 2003 for $500.

DESCRIPTION OF SECURITIES

COMMON STOCK

Yacht Finders' Certificate of Incorporation authorizes the issuance of 80,000,000 shares of common stock, .0001 par value per share and 20,000,000 shares of preferred stock, .0001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Yacht Finders, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. Delaware law does not have any anti-takeover provision that would delay or prevent a change in control. There are currently 5,139,000 common shares outstanding.

PREFERRED STOCK

Yacht Finders' Certificate of Incorporation authorizes the issuance of 20,000,000 shares of preferred stock, .0001 par value per share. No preferred shares have been issued nor are contemplated to be issued in the near future.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

Ms. Karen Batcher, our legal counsel, has provided an opinion on the validity of our common stock.

SECURITIES ACT INDEMNIFICATION DISCLOSURE

The Articles and By-Laws of Yacht Finders have no specific provisions to allow for the indemnification of the officer and director in regard to his carrying out the duties of his offices. Indemnification of directors and officers is as provided by the General Corporate Law of the State of Delaware. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION IN THE LAST FIVE YEARS

Yacht Finders, Inc. was incorporated in Delaware on August 15, 2000 as Sneeoosh Corporation. On October 20, 2000 the company filed an amended Certificate of Incorporation to change the name to Snohomish Corporation. On April 15, 2003 the company filed a subsequent amendment to change the name to Yacht Finders, Inc. The company was incorporated by its resident agent and had no operations from the time of its original formation in August 2000 until Mr. Greenwood was elected and began initial operations in pursuit of the company's current business plan goals. We received our initial funding of $14,400 through the sale of 139,000 common stock shares to 49 non-affiliated private investors from the period of approximately July 2003 until October 2000, and 5,000,000 shares to Geoffrey Greenwood, the company's director, in April 2003.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

Yacht Finders, Inc. was incorporated in Delaware on August 15, 2000 as Sneeoosh Corporation. On October 20, 2000 the company filed an amended Certificate of Incorporation to change the name to Snohomish Corporation. On April 15, 2003 the company filed a subsequent amendment to change the name to Yacht Finders, Inc. Yacht Finder's Inc. intends to create an online database for public buyers and yacht brokers to interface immediately with each other while capturing the benefits of targeting a larger market. Our target market is yacht brokers, yacht buyers, yacht sellers, yacht owners, yacht financing, insurance, manufacturing and supply companies. We have taken the following steps: developed our business plan, secured the URL www.yachtfindersguide.com, and initiated our website. Our web site is currently in its development stages. The features are limited to the logo and the web site currently does not have any users. We are a development stage company with no revenues or profits.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Yacht Finders, Inc. intends to market and sell its internet based yacht locating and brokering services to brokers seeking to streamline their marketing and research efforts, and manage customer information more efficiently. Yacht Finders' objective is to create a database for public buyers and yacht brokers to interface immediately with each other while capturing the benefits of targeting a larger market. Our target market is yacht brokers, yacht buyers, yacht sellers, and yacht owners, yacht financing, insurance, manufacturing and supply companies. Management has experience in developing online commercial web sites. Management does not have specific experience in the yacht brokering business.

We intend to design and create a user friendly yacht broker intranet that includes easy-to-use online tools that will enable brokers to create, update, and manage currently listed vessels. Detailed information pages can be created to contain all relevant data for each listing. Custom broker information pages can be created for additional exposure in our Broker Listing Directory which will be a comprehensive directory for buyers and sellers to be able to reference direct contact information. The benefit to our public customer is the consolidation of information and resources into a user friendly web site. This platform will enable the user to search the database of yachts, find a broker, apply for financing, compare and request insurance quotes, and access numerous other related resources such as an online marine product outlet store that will be sponsored by a commercial marine retail store like Westmarine.

Our web site, www.yachtfindersguide.com, will operate as the main catalyst for brokers to connect with sellers. The site is an industry specific professional quality subscription based site for brokers within the yacht industry. The site will contain many features to enable brokers to provide their clients with the most current information in the industry. The site features such as; find a yacht search engine, find a broker, insurance, financing, boat shows, boat builders, sports fishing, boat charters, boat merchandising, ports directory, yacht clubs, fishing contests, races, yachting news and events, maintenance and rescue which will offer enable yachting clubs, industry professionals, and individuals involved in yachting the ability to stay up-to-date on the industry.

The pricing and sales structure for Yacht Finders, Inc. is to maximize monthly revenue generated from subscription fees and advertisement sales. Comparative services such as boats.com and Yachtcouncil.com are charging between $39.95 - $240 a month for membership subscriptions. The majority of brokers are subscribing to the lower price option. Our sales plan is to offer these customers a better solution for their online listings at a competitive price.

Our target market, yacht owners, sellers, and potential yacht buyers may access our web site at no charge. We intend to offer the following pricing plans to yacht brokers under the following membership packages:

*    PREMIUM BROKER MEMBER PACKAGE- $29.99 per month
     This service provides our preferred broker members access to all of Yacht Finders' tools and utilities. Features include: Unlimited listings and detailed reports, broker administration tools, broker directory listing and custom broker page, which include listing company name, phone number, address, URL listing and e-mail link.

*    DELUXE BROKER MEMBER PACKAGE- $19.99 per month
     This service provides our deluxe broker members a broker listing directory and custom broker page. Deluxe listings include: company name, phone number, address, URL listing link and email link.

*    LIMITED BROKER MEMBER PACKAGE- $9.99 per month
     This service provides our limited broker members access to a limited version of Yacht Finders tools and utilities. Features included are; five custom listings, broker directory listing custom broker page.

*    BASIC BROKER MEMBER PACKAGE - Free
     This service provides our basic broker members a listing in Yacht Finders' broker directory. Basic listing includes: company name, phone number and address.

In addition to charging yacht brokers for their listings, we intend to earn commission revenues from referring our customers to selected financing and insurance brokers, and from selling advertising space at our site to industry suppliers and manufacturers.

We intend to raise $495,000, net of offering costs, by December 2006 to continue executing our business plan. We have determined we need to raise funds by that date in order to meet our twelve month budget. If we are unsuccessful at securing funding by December 2006, the company intends to adjust its time line forward for delivering its services until funding is secured.

Although other online yacht brokerage firms exist we believe we will be a strong competitor. We plan to achieve all of our business plan goals, however, there is no guarantee we will be successful in implementing our business plan. We have a budget of $495,000 to continue implementing our business plan. We plan to raise $495,000 by December 2006, net of $5,000 offering costs, in order to meet our overall business plan goals. If we receive partial funding we would continue in a reduced capacity by possibly modifying our business plan and achieving our goals at a slower pace while we seek additional funding sources. We believe the most likely source of our funding is through a future sale of common stock in order to complete our current business plan, however, we have not identified or taken any steps to identify any person or other entity concerning the sales of our securities.

Although Yacht Finders intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful. If we are incapable of executing our business plan we would then investigate reasonable business options available to retain value for our shareholders. This could possibly be achieved by offering the leads generated on our web site or through other efforts to other firms. We could continue making progress on our business plan by developing alternatives such as limiting the scope of the services we offer clients to reduce costs, adjusting or reducing our in-house marketing costs, or reducing the costs for the development of our web site, and adjusting our timeline for the delivery of our services. If only partial funding is received we intend to follow our twelve month time frame, but in a reduced capacity. The level or reduction of our business operations could be commensurate with any given level of funding. We could decrease the number of services we offer, number of clients we handle, reduce in-house marketing efforts, and adjust our general overhead to any partial funding conditions. We could reduce or eliminate salaries, postpone furniture purchases, and reduce the number of computers purchased.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

Yacht Finders plans to market and sell its internet based yacht locating and brokering services to brokers seeking to streamline their marketing and research efforts, and manage customer information more efficiently at its own proposed website. Our primary target customers are yacht brokers, public yacht buyers, yacht owners and yacht enthusiasts.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS OR SERVICES

Yacht Finders has no new product or service planned or announced to the public.

THE INDUSTRY

According to www.firstresearch.com, yacht brokerage advertising is interrelated to the boat dealer industry. About 5,000 retail dealers sell boats and related products and services in the U.S., with combined annual revenue of about $12 billion. The top twenty dealers collectively have approximately 20% of the market. Most dealers operate a single location, are privately owned and have less than $3 million in annual sales, with larger dealers having more than $10 million in annual sales. Yacht brokerage advertising reflects approximately 10% of the annual sales budget.

The Yacht Brokers Association of America has forecasted that demographics will be favorable for future yacht sales and that technology will dominate the market with brokers improving their use of the Internet, significant enhancements to search technology and the development of database capability on individual boat history. (Yacht Broker News, September 2004, www.ybba.com), however there is no guarantee that we will benefit from the growth of the industry.

COMPETITION AND COMPETITIVE POSITION

Yacht Finders' competitors for our targeted market have longer operating histories, larger customer bases, and greater brand recognition than Yacht Finders. Major competitors are YachtCouncil.com which has 289 broker members, Yachtworld.com has 4752 broker members, BoatTraderOnline.com has 3,852 broker members (all claims to the number of members are from each company's respective website). We are not aware of any significant barriers to Yacht Finders' entry into the online yacht brokering market, however, at this time, we have no sales or share of this market.

Yacht Finders plans to enter the market with comparable services that match our competition. Where we plan to differentiate ourselves from our competition is by offering value added services in addition to our internet based multiple listing services (MLS) for yacht brokers. We will offer a host of information technology services including custom web site design services for the yacht brokerage industry, web hosting solutions, standard template and custom designed listing brochures, mirror listing of customers MLS inventory on their company managed web site, internet marketing tools, ad development and photography services.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We will utilize our management's background in computers and network systems to offer our web site on the Internet without the use of major suppliers of raw materials.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We will not depend on any one or a few major customers. Management has experience in the management of online marketing services in the United States.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

As of the date of this filing, we have secured our Internet domain name www.yachtfindersguide.com. We have not applied for copyright protection for our software. We are considering filing for copyright protection of our software, however, as of the date of this filing we have taken no steps to file for copyright protection, and have no set date for that possible filing.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Yacht Finders is not required to apply for or have any government approval for its products or services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

Yacht Finders will be subject to federal laws and regulations that relate directly or indirectly to its operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in the State of California.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Yacht Finders has expended no funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Yacht Finders is not aware of any environmental regulations that could directly affect its operations, but no assurance can be given that environmental regulations will not, in the future, have a material adverse impact on our business.

NUMBER OF EMPLOYEES

Yacht Finders' only current employee is its officer who devotes 10-12 hours per week to manage the affairs of the company. The officer intends to work on a full time basis when Yacht Finders raises capital per its business plan. Our business plan calls for hiring three new full-time employees during the next twelve months.

REPORTS TO SECURITIES HOLDERS

We will provide an annual report to our shareholders which will include audited financial statements pursuant to Item 101c of Regulation S-B. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. Yacht Finders will became subject to disclosure filing requirements upon the effective date of this prospectus, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act. The public will be able to read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION


Yacht Finders' current cash balance is $483. Our director has agreed to provide additional funding that will enable us to maintain a positive cash flow needed to pay for our current level of operating expenses over the next twelve months, which would include miscellaneous office expenses, bookkeeping and audit fees and website costs. There are no formal commitments or arrangements with our director to advance or loan funds to Yacht Finders. There are no terms regarding repayment of any loan or capital contribution. If we experience a shortage of funds for our registration costs prior to funding, our director has also informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders. In order to achieve our business plan goals, we will need to raise capital through the sale of equity securities. We are a development stage company and have generated no revenue to date. We have sold $14,400 in equity securities and been advanced $10,600 in funds from our director to pay for our operations to date, which have included $21,958 in professional fees, $2,500 in website development costs and $1,559 in office expenses. To date our director has loaned the company $4,600 $10,600. We estimate our current cash balance of $483, along with loans from our director, will be sufficient for office expenses and fees through December, 2006. Our director has agreed to provide additional funding over the next twelve months or until we are able to receive funding per our business plan. We anticipate that we will need approximately $6,000 through 2006 or until we are able to receive funding. These fees are estimated to be $3,500 for accounting and legal fees and $2,500 for website development costs.


Our independent auditors have expressed an opinion that our operating losses since inception raise substantial doubt as to our ability to continue as a going concern. We are dependent upon our ability to raise additional funding needed to complete our business plan goals over the next twelve months. As of the date of this filing, we have taken the following steps: developed our business plan, secured the Internet domain name www.yachtfindersguide.com, and initiated our website. We are now in the process of registering with the Securities and Exchange Commission the securities we sold in July 2003 through October 2004 and an additional 1,000,000 shares for sale by the Company. We have a budget of $495,000 to continue implementing our business plan. We plan to raise $495,000 by December 2006, net of $5,000 offering costs, in order to meet our overall business plan goals. If we are unsuccessful at securing funding by December of 2006, the company intends to adjust its time line forward for delivering its services until funding is secured.

Upon securing funding by December of 2006, our plan for delivering our services is as follows:

January 2007 - Initial costs to purchase information technology equipment, office equipment, supplies and furniture for a total of $35,600, $3,000 for office rent, $10,000 for executive salary, $250 for utilities, $2,000 for telephone expense, $2,500 for administrative assistant, $2,000 for bookkeeping services, $25,000 for initial website design, $10,000 for boat shows/travel expenses, and $25,000 for advertising/marketing expense.

February 2007 - $3,000 for office rent, $10,000 for executive salary, $8,000 for equipment and supplies, $3,000 for website maintenance, $250 for utilities, $2,500 for administrative assistant, $2,000 for bookkeeping service, $5,000 for boat shows/travel expense, $5,000 for advertising/marketing expense, and $2,000 for telephone expense.

March 2007 - $3,000 for office rent, $10,000 for executive salary, $8,000 for equipment and supplies, $3,000 website maintenance, $250 for utilities, $2,500 for administrative assistant, $2,000 for bookkeeping services, $5,000 for boat shows/travel expenses, $5,000 for advertising/marketing expense and $1,000 for telephone expense.

April 2007 - $3,000 for office rent, $10,000 for executive salary, $8,000 for equipment and supplies, $3,000 for website maintenance, $250 for utilities, $2,500 for administrative assistant, $2,000 for bookkeeper, $5,000 for boat shows/travel expenses, $5,000 for advertising/marketing expenses and $1,000 for telephone expense.

May 2007 - $3,000 for office rent, $10,000 for executive salary, $3,000 for office supplies and equipment, $3,000 for website maintenance, $250 for utilities, $2,500 for administrative assistant, $2,000 for bookkeeping service, $5,000 for boat shows/travel expenses, $5,000 for advertising/marketing expenses, and $1,000 for telephone expense.

June 2007 - $3,000 for office rent, $10,000 for executive salary, $3,000 for website maintenance, $250 for utilities, $2,500 for administrative assistant, $2,000 for bookkeeper, $5,000 for boat shows/travel expenses, $5,000 for advertising/marketing expenses and $1,000 for telephone expense.

July 2007 - $3,000 for office rent, $10,000 for executive salary, $3,000 for website maintenance, $250 for utilities, $2,500 for administrative assistant, $2,000 for bookkeeping service, $5,000 for boat shows/travel expenses, $5,000 for advertising/marketing expenses and $1,000 for telephone expense.

August 2007 - $3,000 for office rent, $10,000 for executive salary, $3,000 for website maintenance, $250 for utilities, $2,500 for administrative assistant, $2,000 for bookkeeping service, $5,000 for boat shows/travel expenses, $5,000 for advertising/marketing expenses and $1,000 for telephone expense.

September 2007 - $3,000 for office rent, $10,000 for executive salary, $3,000 for website maintenance, $250 for utilities, $2,500 for administrative assistant, $2,000 for bookkeeping service, $5,000 for boat shows/travel expenses, $5,000 for advertising/marketing expenses and $1,000 for telephone expense.

October 2007 - $3,000 for office rent, $10,000 for executive salary, $3,000 for website maintenance, $250 for utilities, $2,500 for administrative assistant, $2,000 for bookkeeping service, $5,000 for boat shows/travel expenses, $5,000 for advertising/marketing expenses and $1,000 for telephone expense.

November 2007 - $3,000 for office rent, $10,000 for executive salary, $3,000 for website maintenance, $250 for utilities, $2,500 for administrative assistant, $2,000 for bookkeeping service, $5,000 for boat shows/travel expenses, $5,000 for advertising/marketing expenses and $1,000 for telephone expense.

December 2007 - $3,000 for office rent, $10,000 for executive salary, $3,000 for website maintenance, $250 for utilities, $2,500 for administrative assistant, $2,000 for bookkeeping service, $5,000 for boat shows/travel expenses, $5,000 for advertising/marketing expenses and $1,000 for telephone expense.

In order to meet all of our current business plan goals, we need to receive funding. We intend to use funding we receive to provide cash for our business plan during the next twelve months as cash flow from sales is not estimated to begin until after the third quarter of 2007. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated lead time necessary for us to complete our marketing plan, and a shortfall of funding due to our inability to raise capital. If no funding is received during the next twelve months, we may utilize one or more options such as use existing cash in the bank, funds loaned by our director, or we might ask our shareholders for funds. Neither our director nor our shareholders have any formal commitments, arrangements or legal obligation to advance or loan funds to Yacht Finders. To date, there have been no loans by the director to Yacht Finders, no negotiated material terms or agreed upon amounts, and no formalized agreements of any kind.

In a partial funding scenario we would seek to expand our website design and begin our marketing efforts while seeking to eliminate other costs. If partial funding is received upwards to 30% and or 60% of full funding, the company will implement the full website design at an initial cost of $25,000 and $3,000 per month for website maintenance. The company further plans to implement its advertising/marketing program including select media advertisements in industry boating publications. Total annual expenditures are anticipated at $80,000 with an initial cost of $25,000 and $5,000 per month. At reduced funding, the company will implement partial funding of this program with $19,600 at 30% funding and $40,000 at 60% funding. The Company also anticipates attending various boat shows in the United States with an initial cost of $10,000 and $5,000 per month thereafter. In a reduced funding scenario, the company will implement partial funding of this expenditure with $12,500 at 30% funding and $31,400 at 60% funding. (See Use of Proceeds on page 8.)

If we are only able to secure 30% of our funding by January 2007, the company's plan for delivering our services is as follows:

Projected             30%         1st Qtr.     2nd Qtr.     3rd Qtr.    4th Qtr.
Expenditures         Funding        2007         2007         2007        2007
------------         -------        ----         ----         ----        ----
Website Design
Maintenance         $ 58,000      $ 31,000     $  9,000     $  9,000    $  9,000

Advertising &
Marketing           $ 19,600      $  4,900     $  4,900     $  4,900    $  4,900

Boat Shows &
Travel Expenses     $ 12,500      $  3,125     $  3,125     $  3,125    $  3,125

Equipment &
Furniture           $ 24,000      $ 15,000     $  9,000     $      0    $      0

Office Rent &
Expenses            $ 30,900      $  7,725     $  7,725     $  7,725    $  7,725
                    --------      --------     --------     --------    --------

Total               $145,000      $ 61,750     $ 33,750     $ 24,750    $ 24,750
                    ========      ========     ========     ========    ========

If we are only able to secure 60% of our funding by January 2006, our plan for delivering our services is as follows:

Projected              60%        1st Qtr.      2nd Qtr.     3rd Qtr.   4th Qtr.
Expenditures         Funding        2007         2007         2007        2007
------------         -------        ----         ----         ----        ----
Website Design
Maintenance         $ 58,000      $ 31,000     $  9,000     $  9,000    $  9,000

Advertising &
Marketing           $ 40,000      $ 13,000     $  9,000     $  9,000    $  9,000

Boat Shows &
Travel Expenses     $ 31,400      $  8,900     $  7,500     $  7,500    $  7,500

Equipment &
Furniture           $ 36,000      $ 24,000     $ 12,000     $      0    $      0

Executive
Salaries            $ 48,000      $ 12,000     $ 12,000     $ 12,000    $ 12,000

Office Rent &
Expenses            $ 81,600      $ 20,400     $ 20,400     $ 20,400    $ 20,400
                    --------      --------     --------     --------    --------

Total               $295,000      $109,300     $ 69,900     $ 57,900    $ 57,900
                    ========      ========     ========     ========    ========

DESCRIPTION OF PROPERTY

Yacht Finders' principal executive office address is 2308-C, Kettner Blvd., San Diego, CA 92101. The principal executive office and telephone number are provided by the officer of the corporation. We consider our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital of $500,000 and then begin hiring new employees per our business plan. When we receive our funding, we plan to rent approximately 1,200 square feet of office space in San Diego, CA. We are aware of available office space that would fit our needs, but at this time we have not entered into any lease arrangements for office space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Greenwood, the officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

On April 15, 2003, the Company issued 5,000,000 shares of its $0.0001 par value common stock to Mr. Greenwood, an officer and director of the Company in exchange for cash in the amount of $500.

Mr. Greenwood, our sole officer and director, and Dal Grauer are the "promoters" of Yacht Finders, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

MARKET FOR COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Yacht Finders plans to contact a market maker to obtain a listing for trading on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus, Yacht Finders had 50 shareholders of record. We have paid no cash dividends and have no outstanding options. As of the date of this filing, there have been no discussions or understandings between Yacht Finders or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

Pursuant to this registration statement the company is seeking to register 139,000 shares held by 59 non-affiliated shareholders and 1,000,000 shares offered by the company. Our officer and director holds a total of 5,000,000 shares which are not being registered pursuant to this filing.

EXECUTIVE COMPENSATION

Yacht Finders' current officer receives no compensation. The only current Director is Mr. Geoffrey Greenwood.

                           Summary Compensation Table

                                              Other
Name and                                     Annual       Restricted                            All Other
Principal                                    Compen-        Stock        Options       LTIP      Compen-
Position      Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------      ----    ---------   --------   ---------    -----------     -------   ----------  ---------
G Greenwood   2003       -0-         -0-        -0-           -0-           -0-         -0-        -0-
President     2004       -0-         -0-        -0-           -0-           -0-         -0-        -0-
              2005       -0-         -0-        -0-           -0-           -0-         -0-        -0-

There are no current employment agreements between the company and its executive officer nor understandings regarding future compensation.

The director and principal officer has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide proper salaries. The officer and director has the responsibility to determine the timing of remuneration for key personnel. Per our business plan, if we are successful in raising funds from our proposed offering, we have verbally agreed to pay our officer a $10,000 per month salary.

FINANCIAL STATEMENTS

The audited financial statements of Yacht Finders as of December 31, 2005 and December 31, 2004, and the unaudited financial statements for the six months ended June 30, 2006 and related notes which are included in this offering have been examined by Cordovano and Honeck, LLP, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm......................F-2

Balance Sheet at December 31, 2005...........................................F-3

Statements of Operations for the years ended December 31, 2005 and
 2004, and from April 15, 2003 (inception) through December 31, 2005.........F-4

Statement of Changes in Shareholders' Deficit for the period from
 April 15, 2003 (inception) through December 31, 2005........................F-5

Statements of Cash flows for the years ended December 31, 2005 and
 2004, and from April 15, 2003 (inception) through December 31, 2005.........F-6

Notes to Financial Statements................................................F-7

             Report of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
Yacht Finders, Inc.:

We have audited the accompanying balance sheets of Yacht Finders, Inc. (a development stage company) as of December 31, 2005, and the related statements of operations, changes in shareholders' equity, and cash flows for the years ended December 31, 2005 and 2004, and from April 15, 2003 through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yacht Finders, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, and from April 15, 2003 through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Cordovano and Honeck LLP
---------------------------------
Cordovano and Honeck LLP
Englewood, Colorado
February 13, 2006

                              YACHT FINDERS, INC.
                         (A Development Stage Company)
                                 Balance Sheet

                                DECEMBER 31, 2005


                                     ASSETS

Current assets:
  Cash ..............................................................  $    556
                                                                       ========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accrued liabilities ...............................................  $  2,050
  Indebtedness to related party (Note 2) ............................     7,100
                                                                       --------
      Total current liabilities .....................................     9,150
                                                                       --------
Shareholders' deficit (Notes 2 and 3):
  Preferred stock, $.0001 par value; 20,000,000 shares authorized,
   -0- shares issued and outstanding ................................        --
  Common stock, $.0001 par value; 80,000,000 shares authorized,
   5,139,000 shares issued and outstanding ..........................       514
  Additional paid-in capital ........................................    17,186
  Deficit accumulated during development stage ......................   (26,294)
                                                                       --------

      Total shareholders' deficit ...................................    (8,594)
                                                                       --------

                                                                       $    556
                                                                       ========

                 See accompanying notes to financial statements

                              YACHT FINDERS, INC.
                         (A Development Stage Company)
                            Statements of Operations

                                                                             April 15, 2003
                                                 For The Year Ended           (Inception)
                                                     December 31,              Through
                                          -----------------------------       December 31,
                                             2005              2004              2005
                                          -----------       -----------       -----------
Costs and expenses:
  Professional fees ..................    $     7,165       $     6,842       $    19,007
  Contributed rent (Note 2) ..........          1,200             1,200             3,300
  Website ............................             --             2,500             2,500
  Other ..............................            381               338             1,487
                                          -----------       -----------       -----------
      Total expenses .................          8,746            10,880            26,294
                                          -----------       -----------       -----------

      Loss before income taxes .......         (8,746)          (10,880)          (26,294)

Income tax provision (Note 4) ........             --                --                --
                                          -----------       -----------       -----------

      Net loss .......................    $    (8,746)      $   (10,880)      $   (26,294)
                                          ===========       ===========       ===========

Basic and diluted loss per share .....    $     (0.00)      $     (0.00)
                                          ===========       ===========
Basic and diluted weighted average
 common shares outstanding ...........      5,139,000         5,139,000
                                          ===========       ===========

                 See accompanying notes to financial statements

                              YACHT FINDERS, INC.
                         (A Development Stage Company)
                 Statement of Changes in Shareholders' Deficit

                                                                                              Deficit
                                                                                            Accumulated
                                                           Common Stock       Additional      During
                                                       --------------------    Paid-In      Development
                                                       Shares     Par Value    Capital         Stage           Total
                                                       ------     ---------    -------         -----           -----
Balance at April 15, 2003 (inception) ............          --      $  --      $     --      $      --       $      --

April 2003, common stock sold to an officer
 ($.0001/share) (Note 2) .........................   5,000,000        500            --             --             500
July through September 2003, common stock
 sold through a private offering ($.10/share)
 (Note 3) ........................................     139,000         14        13,886             --          13,900
Office space contributed by an officer (Note 2)...          --         --           900             --             900
Net loss .........................................          --         --            --         (6,668)         (6,668)
                                                     ---------      -----      --------      ---------       ---------

Balance at December 31, 2003 .....................   5,139,000        514        14,786         (6,668)          8,632

Office space contributed by an officer (Note 2)...          --         --         1,200             --           1,200
Net loss .........................................          --         --            --        (10,880)        (10,880)
                                                     ---------      -----      --------      ---------       ---------

Balance at December 31, 2004 .....................   5,139,000        514        15,986        (17,548)         (1,048)

Office space contributed by an officer (Note 2)...          --         --         1,200             --           1,200
Net loss .........................................          --         --            --         (8,746)         (8,746)
                                                     ---------      -----      --------      ---------       ---------

Balance at December 31, 2005 .....................   5,139,000      $ 514      $ 17,186      $ (26,294)      $  (8,594)
                                                     =========      =====      ========      =========       =========

                 See accompanying notes to financial statements

                              YACHT FINDERS, INC.
                         (A Development Stage Company)
                            Statements of Cash Flows

                                                                                           April 15, 2003
                                                              For The Year Ended            (Inception)
                                                                  December 31,                Through
                                                          ---------------------------       December 31,
                                                            2005               2004            2005
                                                          --------           --------        --------
Cash flows from operating activities:
  Net loss ............................................   $ (8,746)          $(10,880)       $(26,294)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Office space contributed by an officer ............      1,200              1,200           3,300
    Loss on website debelopment fees ..................         --              2,500           2,500
  Changes in operating assets and liabilities:
    Accounts payable and accrued expenses .............        750              1,300           2,050
                                                          --------           --------        --------
        Net cash used in operating activities .........     (6,796)            (5,880)        (18,444)
                                                          --------           --------        --------
Cash flows from investing activities:
  Payments for website development ....................         --                 --          (2,500)
                                                          --------           --------        --------
        Net cash used in investing activities .........         --                 --          (2,500)
                                                          --------           --------        --------
Cash flows from financing activities:
  Proceeds from officer advances (Note 2) .............      6,500                600           7,100
  Proceeds from the sale of common stock ..............         --                 --          14,400
                                                          --------           --------        --------
        Net cash provided by financing activities......      6,500                600          21,500
                                                          --------           --------        --------

        Net change in cash ............................       (296)            (5,280)            556

Cash, beginning of period .............................        852              6,132              --
                                                          --------           --------        --------

Cash, end of period ...................................   $    556           $    852        $    556
                                                          ========           ========        ========

Supplemental disclosure of cash flow information:
  Income taxes ........................................   $     --           $     --        $     --
                                                          ========           ========        ========
  Interest ............................................   $     --           $     --        $     --
                                                          ========           ========        ========

                 See accompanying notes to financial statements

                               YACHT FINDERS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION
Yacht Finders, Inc. (the "Company") was incorporated in the state of Delaware on August 15, 2000. The Company did not enter into any operations or activities until April 15, 2003. As a result, the Company's financial statements are presented with April 15, 2003 as the date of inception.

The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. While the Company is in the development stage, it has commenced its initial operations, and its business plan includes the generation of revenues within twelve to eighteen months. The Company plans to create a database on a website for yacht brokers and individual buyers and sellers to search for, locate, and interface immediately with prospective leads. The Company intends to provide customers with multiple benefits, including yachting and boating merchandise and supplies, comprehensive resource information, insurance and funding options, and other related services.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with losses since inception. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional operating capital, complete development of its website, create an effective database, provide competitive products and services, and ultimately to attain profitability. The Company intends to acquire additional operating capital through equity offerings to fund its business plan, but is currently operating on working capital advances provided by the Company's president and majority shareholder. There is no assurance that the working capital advances will continue in the future nor that Company will be successful in raising additional funds through equity offerings.

USE OF ESTIMATES
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at December 31, 2005.

FINANCIAL INSTRUMENTS
The Company's financial instruments consist of cash, accrued liabilities and working capital advances. At December 31, 2005, the fair value of the Company's financial instruments approximate fair value due to the short-term maturity of the instruments.

                               YACHT FINDERS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


LOSS PER COMMON SHARE
The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents and is determined by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. At December 31, 2005, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

INCOME TAXES
The Company accounts for income taxes under the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES ("SFAS 109"). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

FISCAL YEAR-END
The Company operates on a December 31 year-end.

(2) RELATED PARTY TRANSACTIONS

During the years ended December 31, 2005 and 2004, the Company's president advanced the Company $6,500 and $600, respectively, for working capital. The advances are non-interest bearing and are due on demand. Management plans to settle the advances with cash or stock. The advances are included in the accompanying financial statements as "Indebtedness to related party".

The Company's president contributed office space to the Company for all periods presented. The office space was valued at $100 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital.

In April 2003, the Company sold 5,000,000 shares of its restricted common stock to its president for $500 ($.0001/share).

(3) SHAREHOLDERS' EQUITY

Between July and September 2003, the Company offered for sale 400,000 shares at of its common stock at a price of $0.10 per share. The Company closed the offering after selling 139,000 shares for proceeds of $13,900. The offering was made in reliance on an exemption from registration of a trade in the United States under Regulation S of the United States Securities Act of 1933, as amended.

(4) INCOME TAXES

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

                               YACHT FINDERS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


                                                              December 31,
                                                        ----------------------
                                                         2005            2004
                                                        -----           -----
     U.S. statutory federal rate ....................   15.00%          15.00%
     State income tax rate, net of federal benefit...    7.51%           7.51%
     Contributed rent ...............................   -3.10%          -2.48%
     Net operating loss for which no tax
      benefit is currently available ................   -19.41%         -20.03%
                                                        -----           -----
                                                         0.00%           0.00%
                                                        =====           =====

At December 31, 2004, deferred tax assets consisted of a net tax asset of $5,166, due to operating loss carryforwards of $22,944, which was fully allowed for, in the valuation allowance of $5,166. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The changes in the valuation allowance for the years ended December 31, 2005 and 2004, and from April 15, 2003 (inception) through December 31, 2003 totaled $1,688, $2,179 and $1,299, respectively. The current tax benefit for the years ended December 31, 2005 and 2004, and from April 15, 2003 (inception) through December 31, 2003 also totaled $1,688, $2,179 and $1,299, respectively. The net operating loss carryforward expires through the year 2025.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

                              YACHT FINDERS, INC.
                         (A Development Stage Company)
                         Index to Financial Statements

                                                                           Page
                                                                           ----

Balance Sheets at December 31, 2005 and June 30, 2006 (unaudited)          F-11

Statements of  Operations  for the years ended  December 31, 2005 and 2004, from April 15, 2003  (inception)  through December
     31, 2005, for the six months ended June 30, 2006 (unaudited)
     and 2005  (unaudited),  and from April 15, 2003  (inception)
     through June 30, 2006 (unaudited)                                     F-12

Statement of Changes in Shareholders' Deficit for the period from
     April 15, 2003 (inception) through December 31, 2005 and for
     the six months ended June 30, 2006 (unaudited)                        F-13

Statements of Cash Flows for the years  ended  December  31, 2005 and 2004, from April 15, 2003  (inception)  through December
     31, 2005, for the six months ended June 30, 2006 (unaudited)
     and 2005  (unaudited),  and from April 15, 2003  (inception)
     through June 30, 2006 (unaudited)                                     F-14

Notes to Financial Statements                                              F-15

                              YACHT FINDERS, INC.
                         (A Development Stage Company)
                                 Balance Sheets

                                                                          December 31,         June 30,
                                                                              2005               2006
                                                                            --------           --------
                                                                                             (Unaudited)
                                     ASSETS
Current assets:
  Cash .................................................................    $    556           $    483
                                                                            ========           ========

                    LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accrued liabilities ..................................................    $  2,050           $  1,500
  Indebtedness to related party (Note 2) ...............................       7,100             10,600
                                                                            --------           --------
      Total current liabilities ........................................       9,150             12,100
                                                                            --------           --------

Shareholders' deficit (Notes 2 and 3):
  Preferred stock, $.0001 par value; 20,000,000 shares authorized,
   -0- and -0- shares issued and outstanding, respectively .............          --                 --
  Common stock, $.0001 par value; 80,000,000 shares authorized,
   5,139,000 and 5,139,000 shares issued and outstanding,
   respectively ........................................................         514                514
  Additional paid-in capital ...........................................      17,186             17,786
  Deficit accumulated during development stage .........................     (26,294)           (29,917)
                                                                            --------           --------
      Total shareholders' deficit ......................................      (8,594)           (11,617)
                                                                            --------           --------

                                                                            $    556           $    483
                                                                            ========           ========

                 See accompanying notes to financial statements

                              YACHT FINDERS, INC.
                         (A Development Stage Company)
                            Statements of Operations

                                                                      April 15, 2003                                April 15, 2003
                                             For The Year Ended        (Inception)       For The Six Months Ended    (Inception)
                                                December 31,             Through                June 30,               Through
                                        --------------------------     December 31,    --------------------------      June 30,
                                           2005           2004            2005            2006           2005            2006
                                        -----------    -----------     -----------     -----------    -----------     -----------
                                                                                       (Unaudited)    (Unaudited)     (Unaudited)
Costs and expenses:
  Professional fees .................   $     7,165    $     6,842     $    19,007     $     2,951    $     4,520     $    21,958
  Contributed rent (Note 2) .........         1,200          1,200           3,300             600            600           3,900
  Website ...........................            --          2,500           2,500              --             --           2,500
  Other .............................           381            338           1,487              72            309           1,559
                                        -----------    -----------     -----------     -----------    -----------     -----------
      Total expenses ................         8,746         10,880          26,294           3,623          5,429          29,917
                                        -----------    -----------     -----------     -----------    -----------     -----------

      Loss before income taxes ......        (8,746)       (10,880)        (26,294)         (3,623)        (5,429)        (29,917)

Income tax provision (Note 4) .......            --             --              --              --             --              --
                                        -----------    -----------     -----------     -----------    -----------     -----------

      Net loss ......................   $    (8,746)   $   (10,880)    $   (26,294)    $    (3,623)   $    (5,429)    $   (29,917)
                                        ===========    ===========     ===========     ===========    ===========     ===========

Basic and diluted loss per share ....   $     (0.00)   $     (0.00)                    $     (0.00)   $     (0.00)
                                        ===========    ===========                     ===========    ===========

Basic and diluted weighted average
 common shares outstanding ..........     5,139,000      5,139,000                       5,139,000      5,139,000
                                        ===========    ===========                     ===========    ===========

                 See accompanying notes to financial statements

                               YACHT FINDERS, INC.
                          (A Development Stage Company)
                  Statement of Changes in Shareholders' Deficit

                                                                                                   Deficit
                                                                                                 Accumulated
                                                           Common Stock            Additional      During
                                                       ----------------------       Paid-In      Development
                                                       Shares       Par Value       Capital         Stage           Total
                                                       ------       ---------       -------         -----           -----
Balance at April 15, 2003 (inception) .............         --      $      --      $      --      $      --       $      --

April 2003, common stock sold to an officer
 ($.0001/share) (Note 2) ..........................  5,000,000            500             --             --             500
July through September 2003, common stock
 sold through a private offering ($ 10/share)
 (Note 3) .........................................    139,000             14         13,886             --          13,900
Office space contributed by an officer (Note 2) ...         --             --            900             --             900
Net loss ..........................................         --             --             --         (6,668)         (6,668)
                                                     ---------      ---------      ---------      ---------       ---------

Balance at December 31, 2003 ......................  5,139,000            514         14,786         (6,668)          8,632

Office space contributed by an officer (Note 2) ...         --             --          1,200             --           1,200
Net loss ..........................................         --             --             --        (10,880)        (10,880)
                                                     ---------      ---------      ---------      ---------       ---------

Balance at December 31, 2004 ......................  5,139,000            514         15,986        (17,548)         (1,048)

Office space contributed by an officer (Note 2) ...         --             --          1,200             --           1,200
Net loss ..........................................         --             --             --         (8,746)         (8,746)
                                                     ---------      ---------      ---------      ---------       ---------

Balance at December 31, 2005 ......................  5,139,000            514         17,186        (26,294)         (8,594)

Office space contributed by an officer
 (unaudited) (Note 2) .............................         --             --            600             --             600
Net loss (unaudited) ..............................         --             --             --         (3,623)         (3,623)
                                                     ---------      ---------      ---------      ---------       ---------

Balance at June 30, 2006 (unaudited) ..............  5,139,000      $     514      $  17,786      $ (29,917)      $ (11,617)
                                                     =========      =========      =========      =========       =========

                 See accompanying notes to financial statements

                              YACHT FINDERS, INC.
                         (A Development Stage Company)
                            Statements of Cash Flows

                                                                             April 15, 2003                           April 15, 2003
                                                        For The Year Ended     (Inception)   For The Six Months Ended  (Inception)
                                                            December 31,         Through             June 30,            Through
                                                      --------------------     December 31,   --------------------       June 30,
                                                        2005        2004          2005          2006        2005           2006
                                                      --------    --------      --------      --------    --------       --------
                                                                                             (Unaudited) (Unaudited)    (Unaudited)
Cash flows from operating activities:
  Net loss .........................................  $ (8,746)   $(10,880)     $(26,294)     $ (3,623)   $ (5,429)      $(29,917)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Office space contributed by an officer ........     1,200       1,200         3,300           600         600          3,900
     Loss on website debelopment fees ..............        --       2,500         2,500            --          --          2,500
  Changes in operating assets and liabilities:
     Accounts payable and accrued expenses .........       750       1,300         2,050          (550)        450          1,500
                                                      --------    --------      --------      --------    --------       --------
         Net cash used in operating activities .....    (6,796)     (5,880)      (18,444)       (3,573)     (4,379)       (22,017)
                                                      --------    --------      --------      --------    --------       --------
Cash flows from investing activities:
  Payments for website development .................        --          --        (2,500)           --          --         (2,500)
                                                      --------    --------      --------      --------    --------       --------
         Net cash used in investing activities .....        --          --        (2,500)           --          --         (2,500)
                                                      --------    --------      --------      --------    --------       --------
Cash flows from financing activities:
  Proceeds from officer advances (Note 2) ..........     6,500         600         7,100         3,500       4,000         10,600
  Proceeds from the sale of common stock ...........        --          --        14,400            --          --         14,400
                                                      --------    --------      --------      --------    --------       --------
         Net cash provided by financing activities..     6,500         600        21,500         3,500       4,000         25,000
                                                      --------    --------      --------      --------    --------       --------

         Net change in cash ........................      (296)     (5,280)          556           (73)       (379)           483

Cash, beginning of period ..........................       852       6,132            --           556         852             --
                                                      --------    --------      --------      --------    --------       --------

Cash, end of period ................................  $    556    $    852      $    556      $    483    $    473       $    483
                                                      ========    ========      ========      ========    ========       ========

Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Income taxes ...................................  $     --    $     --      $     --      $     --    $     --       $     --
                                                      ========    ========      ========      ========    ========       ========
    Interest .......................................  $     --    $     --      $     --      $     --    $     --       $     --
                                                      ========    ========      ========      ========    ========       ========

                 See accompanying notes to financial statements

                               YACHT FINDERS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION
Yacht Finders, Inc. (the "Company") was incorporated in the state of Delaware on August 15, 2000. The Company did not enter into any operations or activities until April 15, 2003. As a result, the Company's financial statements are presented with April 15, 2003 as the date of inception.

The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. While the Company is in the development stage, it has commenced its initial operations, and its business plan includes the generation of revenues within twelve to eighteen months. The Company plans to create a database on a website for yacht brokers and individual buyers and sellers to search for, locate, and interface immediately with prospective leads. The Company intends to provide customers with multiple benefits, including yachting and boating merchandise and supplies, comprehensive resource information, insurance and funding options, and other related services.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with losses since inception. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional operating capital, complete development of its website, create an effective database, provide competitive products and services, and ultimately to attain profitability. The Company intends to acquire additional operating capital through equity offerings to fund its business plan, but is currently operating on working capital advances provided by the Company's president and majority shareholder. There is no assurance that the working capital advances will continue in the future nor that Company will be successful in raising additional funds through equity offerings.

USE OF ESTIMATES
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at December 31, 2005 or June 30, 2006 (unaudited).

FINANCIAL INSTRUMENTS
The Company's financial instruments consist of cash, accrued liabilities and working capital advances. At December 31, 2005 and June 30, 2006 (unaudited), the fair value of the Company's financial instruments approximate fair value due to the short-term maturity of the instruments.

                               YACHT FINDERS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements


LOSS PER COMMON SHARE
The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents and is determined by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. At December 31, 2005 and June 30, 2006 (unaudited), there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

INCOME TAXES
The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

FISCAL YEAR-END
The Company operates on a December 31 year-end.

(2) RELATED PARTY TRANSACTIONS

During the years ended December 31, 2005 and 2004, the Company's president advanced the Company $6,500 and $600, respectively, for working capital. During the six months ended June 30, 2006, the Company's president advanced the Company an additional $3,500 (unaudited). The advances are non-interest bearing and are due on demand. Management plans to settle the advances with cash or stock. The advances are included in the accompanying financial statements as "Indebtedness to related party".

The Company's president contributed office space to the Company for all periods presented. The office space was valued at $100 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital.

In April 2003, the Company sold 5,000,000 shares of its restricted common stock to its president for $500 ($.0001/share).

(3) SHAREHOLDERS' EQUITY

Between July and September 2003, the Company offered for sale 400,000 shares at of its common stock at a price of $0.10 per share. The Company closed the offering after selling 139,000 shares for proceeds of $13,900. The offering was made in reliance on an exemption from registration of a trade in the United States under Regulation S of the United States Securities Act of 1933, as amended.

(4) INCOME TAXES

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

                                                    December 31,
                                                  ---------------      June 30,
                                                   2005      2004        2006
                                                  -----     -----       -----
                                                                     (Unaudited)
U.S. statutory federal rate ....................  15.00%    15.00%      15.00%
State income tax rate, net of federal benefit...   7.51%     7.51%       7.51%
Contributed rent ...............................  -3.10%    -2.48%      -3.72%
Net operating loss for which no tax
 benefit is currently available ................  -19.41%   -20.03%     -18.79%
                                                  -----     -----       -----
                                                   0.00%     0.00%       0.00%
                                                  =====     =====       =====

At December 31, 2005, deferred tax assets consisted of a net tax asset of $5,166, due to operating loss carryforwards of $22,944, which was fully allowed for, in the valuation allowance of $5,166. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The changes in the valuation allowance for the years ended December 31, 2005 and 2004, and from April 15, 2003 (inception) through December 31, 2003 totaled $1,688, $2,179 and $1,299, respectively. The current tax benefit for the years ended December 31, 2005 and 2004, and from April 15, 2003 (inception) through December 31, 2003 also totaled $1,688, $2,179 and $1,299, respectively. The net operating loss carryforward expires through the year 2025.

At June 30, 2006, deferred tax assets consisted of a net tax asset of $5,847 (unaudited), due to operating loss carryforwards of $25,967 (unaudited), which was fully allowed for, in the valuation allowance of $5,847 (unaudited). The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The changes in the valuation allowance for the six months ended June 30, 2006 totaled $681 (unaudited). The current tax benefit for the six months ended June 30, 2006 also totaled $681 (unaudited).

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles and By-Laws of Yacht Finders have no specific provisions to allow for the indemnification of the officer and director in regard to his carrying out the duties of his offices. Indemnification of directors and officers is as provided by the General Corporate Law of the State of Delaware.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee          $   67
     Accounting fees and expenses                                 $3,200
     Legal fees                                                   $  500
     Printing and mailing fees                                    $  250
     Transfer Agent fees                                          $  983
                                                                  ------
     Total                                                        $5,000
                                                                  ======

Yacht Finders will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

On April 15, 2003, the Board of Directors authorized the issuance of 5,000,000 shares of common stock to Mr. Greenwood for $500, a price of $0.0001 per share. In issuing the shares, the company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"), under Rule 144. The price per share was an arbitrary price set by the board of directors.

From the period of approximately July 1, 2003 until October 31, 2003, the company offered and sold 139,000 shares at $0.10 per share to 49 non-affiliated private investors. The company relied upon Regulation S, category 3 of Rule 903 of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, were non U.S. persons, and had adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision, that the securities would be resold in accordance with Regulation S or pursuant to an available exemption. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Regulation S restrictive legend. In addition, the Company has adopted in conjunction with the sale of these securities a board resolution to refuse to register or transfer any of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.


                                    EXHIBITS

     Exhibit 3.1       Articles of Incorporation             Included Previously
     Exhibit 3.2       Bylaws                                Included Previously
     Exhibit 5         Opinion re: Legality                  Included Previously
     Exhibit 23.1      Consent of legal counsel              Included Previously
     Exhibit 23.2      Consent of independent auditor        Included

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     i. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     iii. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California, on August 26, 2006.


                                            Yacht Finders, Inc.


                                            By /s/ Geoffrey L. Greenwood
                                              -------------------------------
                                            Geoffrey L. Greenwood
                                            (Principal Executive Officer,
                                            Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ Geoffrey L. Greenwood                                       August 26, 2006
-----------------------------------                             ---------------
Geoffrey L. Greenwood, President                                     Date
(Principal Executive Officer, Principal Accounting Officer,
Principal Financial Officer)